SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     August 1, 2001
                                                   ------------------



                             NEWAGECITIES.COM, INC.
             (Exact name of registrant as specified in its charter)



         Florida                        333-86347                91 0927532
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
   or incorporation)                                         Identification No.)



         301 Clematis Street, Suite 3124, West Palm Beach, Florida 33401
          (Address of principal executive offices, including zip code)




Registrant's telephone number, including area code:        (561) 835-6600
                                                          ----------------




          1401 Johnson Ferry Road, Suite 328, F-36, Marietta, GA 30062 (Former name or former address, if changed since last report)

ITEM 1.           CHANGE IN CONTROL OF REGISTRANT

         On August 1, 2001, the Company completed the Agreement and Plan of Reorganization and Stock Purchase Agreement entered into on July 23, 2001 with Genesis Systems, Inc., a Minnesota corporation and the shareholders of Genesis, Yongwen Zhuang, Fugen Li and Masterfinancial Group, Inc. As a result of the acquisition, the Company issued 10,312,500 shares of its Common Stock in exchange for all of the capital stock of Genesis. As part of the transaction, Messrs. Joseph Ardito and Stanley Seigel resigned as officers and/or directors of the Company and Kenneth Shenkman continues as an officer and director of the Company.

         The current officers and directors of the Company are:

         Name                     Position

         James Wang               Chairman, President and CEO
         Kenneth Shenkman         Vice President, Secretary, Treasurer
                                  and Director

         In connection with the transaction, Yongwen Zhuang and Fugen Li each received 5,000,000 shares of Common Stock and Masterfinancial Group, Inc. received 312,500 shares of Common Stock of the Company. As of August 1, 2001, there are a total of 20,949,352 shares of Common Stock of the Company issued and outstanding.

         Genesis Systems, inc. invests in and operates technology related companies in the U.S., China, Taiwan, Hong Kong and Singapore. Genesis Systems has been in existence since August 2000 and has earned revenues by providing consulting services for small public and private companies regarding public relations, corporate financing, mergers and acquisitions, e-commerce, business operations support and marketing. Genesis' strategy includes the internal development and operation of subsidiaries within the Company family, as well as investment in other technology companies either directly by the Company, or through other venture capital arrangements. Genesis will not operate as an investment company. Genesis' strategy also envisions and promotes opportunities for synergistic business relationships among the companies within its family.

         The Company is actively seeking out business situations that present opportunities in the realm of the technology sector. The Company is looking to acquire and invest in other companies that have a demonstrable potential for success as a technology business. The Company is able to bring talent in the areas of marketing, finance and business development in an effort to guide those companies to success. The Company seeks companies that complement those in which it already has an investment so that these companies can, together, form a technology community.

         Feldman Sherb & Co., P.C. will continue to serve as the Company's independent auditors.

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
ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

             (a)      Financial Statements:

                      Financial Statements of Genesis Systems, Inc. for the period specified by Rule 3-05(b) of Regulation S-X will be filed by Amendment no later than 75 days after the effective date of the merger transaction.

             (b)      Pro Forma Financial Information required pursuant to
                      Article 11 of Regulation SX will be filed by Amendment no later than 75 days after the effective date of the merger transaction.

             (c)      Exhibits:

                      2.1 Agreement and Plan of Reorganization and Stock Purchase Agreement between Newagecities.com, Inc. and Genesis Systems, Inc.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      NEWAGECITIES.COM, INC.


                                                     By:/s/Ken Shenkman
                                                        ------------------------
                                                  Name: Ken Shenkman
                                                        ------------------------
                                                        Vice President


Dated:   August 16, 2001.












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